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As filed with the Securities and Exchange Commission on August 3, 2005

Registration No. 333-125926

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABIOMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	04-2743260 (I.R.S. Employer Identification Number)

22 CHERRY HILL DRIVE
DANVERS, MASSACHUSETTS 01923
(978) 777-5410
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael R. Minogue
Chief Executive Officer and President
ABIOMED, Inc.
22 Cherry Hill Drive
Danvers, Massachusetts 01923
(978) 777-5410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Peter M. Rosenblum, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated August 3, 2005

PROSPECTUS

ABIOMED, Inc.
3,819,004 Shares of Common Stock

        The shares of our common stock covered by this prospectus are being offered for sale by the selling stockholders identified in this prospectus on a delayed or continuous basis.

        We will not receive any proceeds from the offering. We will bear the costs related to the registration of the shares covered by this prospectus, other than selling commissions.

        The selling stockholders, or other pledgees, donees, transferees or other successors-in-interest of the selling stockholders, may offer and sell the shares from time to time in one or more transactions. Sales may be made on one or more exchanges, through the Nasdaq National Market, in the over-the-counter market or in privately negotiated transactions at prevailing market prices or at negotiated prices. The selling stockholders may sell the shares through broker-dealers or agents, who may receive compensation in the form of commissions, discounts or concessions.

        Our common stock is traded on the Nasdaq National Market under the symbol "ABMD." The last reported sale price of our common stock on the Nasdaq National Market on August 1, 2005 was $9.87 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August    , 2005

        You should rely on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        When used in this prospectus or in any supplement to this prospectus, the terms "ABIOMED," "we," "our" and "us" refer to ABIOMED, Inc. and its consolidated subsidiaries, unless otherwise specified. ABIOMED, the ABIOMED logo, BVS, ABIOCOR and ANGIOFLEX are our registered U.S. trademarks. ABIOFIT and AB5000 are trademarks of ABIOMED, Inc. This Report may also include trademarks of companies other than ABIOMED.

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SUMMARY

        This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below under "Where You Can Find More Information." This summary does not contain all of the information that you should consider before investing in our common stock being offered by this prospectus. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and all applicable prospectus supplements relating to our common stock before making an investment decision.

About This Prospectus

        This prospectus is part of a "shelf" registration statement that we filed with the SEC. Under this registration statement, the selling stockholders listed in the selling stockholder table included in this prospectus may from time to time offer up to 3,819,004 shares of our common stock owned by them, at prices and on terms to be determined at or prior to the time of sale. We will not receive any proceeds from the sale of common shares by the selling stockholders.

        Upon receipt of notice from the selling stockholders, we will file any amendment or prospectus supplement that may be required in connection with any sale by a selling stockholder. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information." If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

About ABIOMED, Inc.

        We are a leading developer, manufacturer and marketer of medical products designed safely and effectively to assist, recover or replace the pumping function of the failing heart. Our BVS 5000 Biventricular Support System is the most widely used advanced heart assist device for the treatment of all patients with failing but potentially recoverable hearts in the U.S. Our newer AB5000 Circulatory Support System incorporates a number of advanced features to facilitate patient mobility and transport and to better meet the needs of physicians and hospitals treating heart assist patients. The AB5000 is also designed to provide an adaptable common platform for a family of blood pumps which in the future, subject to FDA approval, will be able to support a broader population of patients for longer periods of time. Our AbioCor Implantable Replacement Heart, the world's first battery-powered implantable replacement heart system, was the subject of an initial clinical trial under an investigational device exemption from the FDA. The AbioCor has not been approved for commercial distribution, and is not available for use or sale outside of the initial clinical trial. The AbioCor, the development of which follows decades of fundamental and applied research, development and testing, is intended to extend life and provide an improved quality of life for end-stage acute and chronic heart failure patients. Another area of focused effort involves adaptation and development of the AbioCor II Heart, based on technology acquired in 2000 from The Pennsylvania State University. The AbioCor II Heart has a drive mechanism that is different than the AbioCor design, and is the only implantable heart system other than the AbioCor to survive the rigor of the replacement heart development program funded by the U.S. National Heart Lung and Blood Institute. We are also engaged in significant research and development related to other devices to assist, recover or replace the pumping function of the heart and we continue to investigate enhancements to our exiting product line in order to serve more patients who require mechanical heart assistance.

        In May 2005, we completed our acquisition of Impella CardioSystems AG (Impella), located in Aachen, Germany. Impella manufactures, sells and supports the world's smallest, minimally invasive, high performance micro blood pumps with integrated motors and sensors for use in interventional cardiology and heart surgery. Impella has CE marks for each of its devices and currently markets them throughout Europe.

        We are a Delaware corporation with our principal executive offices located at 22 Cherry Hill Drive, Danvers, Massachusetts 01923. We commenced operations in 1981. Our telephone number is (978) 777-5410 and our web address is www.abiomed.com. We make available free of charge through the Investor Relations section of our web site all reports filed with the Securities and Exchange Commission. We include our web site address in this Registration Statement on Form S-3 only as an inactive textual reference and do not intend it to be an active link to our web site.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Please see the risk factors described under the heading "Risk Factors" in our annual report on Form 10-K/A for the fiscal year ended March 31, 2005, which is incorporated by reference in this prospectus.

        Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also adversely affect our business operations. If any of these risks materializes, the trading price of our common stock could fall and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Securities and Exchange Commission, or SEC, encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as "incorporation by reference."

        Words such as "may," "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the risks and uncertainties set forth in "Risk Factors," beginning on page 2 of this prospectus, as well as those set forth in our other SEC filings incorporated by reference herein.

        In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

        We will not receive any proceeds from the sale by the selling stockholders of the securities offered by this prospectus.

SELLING STOCKHOLDERS

        The selling stockholders acquired the shares covered by this prospectus from us in connection with our acquisition of Impella CardioSystems AG. The shares are subject to transfer restrictions set forth in a registration rights and stock restriction agreement dated May 10, 2005 between us and the selling stockholders. The following table sets forth information with respect to the beneficial ownership of our common stock by the selling stockholders as of August 1, 2005 and upon completion of the sale of all the shares being registered. However, this does not necessarily mean that any of the selling stockholders will sell any or all of the shares being registered. For purposes of this table, we have assumed that the selling stockholders will sell all of the shares being offered by this prospectus.

        For purposes of the following table, beneficial ownership is determined in accordance with rules promulgated by the SEC. Under the rules, shares of our common stock issuable under options that are currently exercisable or exercisable within 60 days after August 1, 2005, are deemed outstanding and are included in the number of shares beneficially owned by a person or entity named in the table and are used to compute the percentage ownership of that person or entity. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. We have calculated the percentage beneficially owned based upon 26,204,765 shares of common stock outstanding as of August 1, 2005.

	Shares beneficially owned before offering**					Shares to be beneficially owned after offering**
	Outstanding	Right to acquire	Total	Percent	Number of shares to be offered	Outstanding	Right to acquire	Total	Percent
Oxford Bioscience Partnership IV Limited Partnership(1).	927,119	—	927,119	3.54%	878,796	48,323	—	48,323	*
ABN Amro Participaties B.V.(2)	793,667	—	793,667	3.03%	752,300	41,367	—	41,367	*
Medica II Investments (International) LP(3)(4)	628,705	—	628,705	2.40%	595,936	32,769	—	32,769	*
Giza GE Venture Fund III L.P.(5)	287,677	—	287,677	1.10%	272,683	14,994	—	14,994	*
Medica II Investments (Israel) L.P.(3)(4)	192,999	—	192,999	*	182,940	10,059	—	10,059	*
Rolf Kaese(6)	128,748	—	128,748	*	122,038	6,710	—	6,710	*
Thorsten Siess(7)	128,748	—	128,748	*	122,038	6,710	—	6,710	*
Richard Geoffrion(8)	126,135	—	126,135	*	119,561	6,574	—	6,574	*
Arthur Pergament	111,106	—	111,106	*	105,315	5,791	—	5,791	*
Medica II Investments (P.F.) (Israel) L.P.(3)(4)	93,737	—	93,737	*	88,852	4,885	—	4,885	*
Martin Leon	86,270	—	86,270	*	81,774	4,496	—	4,496	*
Paul Spence(9)	62,464	—	62,464	*	59,209	3,255	—	3,255	*
Giza Alpinvest Venture Fund III L.P.(5)	60,775	—	60,775	*	57,608	3,167	—	3,167	*
Mark Maguire(9)	58,035	—	58,035	*	55,011	3,024	—	3,024	*
Daniel Burkhoff	58,035	—	58,035	*	55,011	3,024	—	3,024	*
Giza Venture Fund III L.P.(5)	49,525	—	49,525	*	46,944	2,581	—	2,581	*
Donald Baim	29,015	—	29,015	*	27,503	1,512	—	1,512	*
Paul Teirstein	29,015	—	29,015	*	27,503	1,512	—	1,512	*
Peter Fitzgerald(10)	29,015	—	29,015	*	27,503	1,512	—	1,512	*
Eberhard Grube	29,012	—	29,012	*	27,500	1,512	—	1,512	*

The Estate of Dr. Helmut Reul	24,361	—	24,361	*	23,092	1,269	—	1,269	*
Gunter Rau	16,241	—	16,241	*	15,395	846	—	846	*
Giza Executive Venture Fund III L.P.(5)	15,166	—	15,166	*	14,376	790	—	790	*
Christoph Nix(11)	11,984	—	11,984	*	11,360	624	—	624	*
Giza Gmulot Venture Fund III L.P.(5)	10,144	—	10,144	*	9,616	528	—	528	*
Guido Derjung(11)	9,454	—	9,454	*	8,962	492	—	492	*
Sebastian Schwandter(11)	9,454	—	9,454	*	8,962	492	—	492	*
mRNA Fund II L.P.	9,304	—	9,304	*	8,820	484	—	484	*
Dirk Michels(11)	6,827	—	6,827	*	6,472	355	—	355	*
Paolo Cremascoli	6,246	—	6,246	*	5,921	325	—	325	*
Accelerated Technologies, Inc(9)	3	—	3	*	3	—	—	—	*
Total	4,028,986	—	4,028,986	15.38%	3,819,004	209,982	—	209,982	*

*
Less than one percent.

**
The shares beneficially owned before and after the offering include each selling stockholder's whole share, pro rata interest in 210,000 shares of our common stock that have been issued in escrow for the benefit of the selling stockholders, in accordance with the terms of our acquisition of Impella CardioSystems AG.

(1)
ORP Management IV LP is the general partner of Oxford Bioscience Partners IV LP and mRNA Fund II L.P. Jeffrey Barnes, the general partner of ORP Management IV LP was a member of the Board of Directors of Impella CarioSystems AG prior to our acquisition of Impella on May 10, 2005. Collectively, Oxford Bioscience Partners IV LP and mRNA Fund II L.P. beneficially own 3.57% of our outstanding shares prior to the offering.

(2)
Martin van Osch, an employee of ABN AMRO Bank NV, was a member of the Supervisory Board of Impella Cardiosystems AG prior to our acquisition of Impella on May 10, 2005.

(3)
Collectively, Medica II Investments (International) LP, Medica II Investments (Israel) L.P. and Medica II Investments (P.F) (Israel) L.P. beneficially own 3.49% of our outstanding shares prior to the offering.

(4)
Medica II Investments (International) LP, Medica II Investments (Israel) L.P. and Medica II Investments (P.F.)(Israel) L.P. are controlled by Yuval Binur, who was a member of the Supervisory Board of Impella CardioSystems AG prior to our acquisition of Impella on May 10, 2005.

(5)
Giza Alpinvest Venture Fund III L.P, Giza Executive Venture Fund III L.P., Giza GE Venture Fund III L.P., Giza Gmulot Venture Fund III L.P. and Giza Venture Fund III L.P. all have the same managing directors. Combined, these entities beneficially own approximately 1.62% of our outstanding shares prior to the offering.

(6)
Served as the Chief Executive Officer of Impella CardioSystems AG prior to our acquisition of Impella on May 10, 2005.

(7)
Served as Chief Technology Officer of Impella CardioSystems AG prior to our acquisition of Impella on May 10, 2005 and continues to be employed by Impella.

(8)
Served as Chairman of the Supervisory Board of Impella CardioSystems AG prior to our acquisition of Impella on May 10, 2005.

(9)
Served as a consultant to Impella CardioSystems AG prior to our acquisition of Impella on May 10, 2005 and may continue to do consulting work for Impella in the future.

(10)
It is anticipated that the shares held beneficially by Mr. Fitzgerald will be transferred to Fitz Partners, a California partnership of which Mr. Fitzgerald has sole beneficial ownership.

(11)
Served as an employee of Impella CardioSystems AG prior to our acquisition of Impella on May 10, 2005 and continues to be employed by Impella.

PLAN OF DISTRIBUTION

        We are registering the shares covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of these shares will be borne by us. Any brokerage commissions and similar expenses connected with selling the shares will be borne by the selling stockholders. The selling stockholders may offer and sell the shares covered by this prospectus from time to time in one or more transactions. The term "selling stockholder" includes pledgees, donees, transferees and other successors-in-interest who may acquire shares through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale and they may sell shares on one or more exchanges, through the Nasdaq National Market, in the over-the-counter market or in privately negotiated transactions at prevailing market prices at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices. These transactions include:

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

  •
  exchange or over-the-counter distributions in accordance with the rules of the exchange or the Nasdaq National Market;

  •
  block trades in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  a combination of any such method of sale; and

  •
  any other method permitted pursuant to applicable law.

        In connection with distributions of the shares or otherwise, the selling stockholders may:

  •
  sell the shares short and redeliver the shares to close out short positions;

  •
  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares covered by this prospectus, which they may in turn resell;

  •
  enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume; and

  •
  pledge shares to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

        The selling stockholders may also sell any shares under Rule 144 rather than with this prospectus if the sale meets the requirements of that rule.

        In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangment or understanding between any selling stockholder and any broker-dealer or agent regarding the sale of any shares by the selling stockholders.

        The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares covered by this prospectus may be "underwriters" under the Securities Act with respect to those shares and will be subject to the prospectus delivery requirements of that act. Any profit that the selling stockholders realize, and any compensation that any broker-

dealer or agent may receive in connection with any sale, including any profit realized on resale of shares acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

        The securities laws of some states may require the selling stockholders to sell the shares in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the shares for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

        If the selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

  •
  the number of shares involved in the arrangement;

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  the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase shares, as required;

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  the proposed selling price to the public;

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  any discount, commission or other underwriting compensation;

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  the place and time of delivery for the shares being sold;

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  any discount, commission or concession allowed, reallowed or paid to any dealers; and

  •
  any other material terms of the distribution of shares.

        In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell more than 500 shares, we will file a supplement to this prospectus.

        The selling stockholders will pay any underwriting discounts and commissions, any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services, and any other expenses incurred by the selling stockholders in disposing of the shares. We will pay the expenses we have incurred in connection with preparing and filing the registration statement and this prospectus. The selling stockholders may indemnify any broker-dealer or agent that participates in transactions involving the sale of the shares against liabilities, including liabilities under the Securities Act.

        Pursuant to the registration rights rights and stock restriction agreement filed as an exhibit to this registration statement, we and the selling stockholders will be indemnified by the other against certain liablities, including certain liabilities under the Securities Act or, if the indemnity is unavailable, will be entitiled to contribution in connection with these liabilities.

        Our common stock trades on the Nasdaq National Market under the symbol "ABMD."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

        Our principal internet address is www.abiomed.com.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

    (a)
    Our annual report on Form 10-K/A for the fiscal year ended March 31, 2005 (as filed on June 17, 2005);

    (b)
    Our current report on Form 8-K dated April 20, 2005 (as filed on April 26, 2005);

    (c)
    Our current reports on Form 8-K and 8-K/A dated April 27, 2005 (as filed on May 3, 2005 and May 9, 2005, respectively);

    (d)
    Our current report on Form 8-K dated April 28, 2005 (as filed on May 5, 2005);

    (e)
    Our current reports on Form 8-K and 8-K/A dated May 10, 2005 (as filed on May 16, 2005 and July 27, 2005, respectively);

    (f)
    Our current report on Form 8-K dated June 10, 2005 (as filed on June 15, 2005);

    (g)
    Our current report on Form 8-K dated June 23, 2005 (as filed on June 30, 2005); and

    (h)
    The description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act either (1) after the initial filing of this prospectus and before the date the registration statement is declared effective and (2) after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement, contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement, contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

        You may request copies of these filings, at no cost, by writing to or calling our Investor Relations department at:

      ABIOMED, Inc.
      22 Cherry Hill Drive
      Danvers, Massachusetts 01923
      Telephone: (978) 777-5410

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

LEGAL MATTERS

        The validity of the shares of common stock offered in this prospectus will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended March 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Impella CardioSystems AG incorporated in this Prospectus by reference to our Current Report on Form 8-K/A filed on July 27, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table provides the various expenses payable by us in connection with the issuance and distribution of the shares being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$4,109
Printing and engraving expenses	$5,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$5,000

Total	$34,109

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, as amended, provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        We have entered into indemnification agreements with each of our directors and certain of our officers and top management personnel and anticipate that we will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that we will pay certain amounts incurred by our directors in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. For directors, such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if the director is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. The indemnification agreements with our officers are slightly more restrictive. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers. Our by-laws provide similar indemnification for officers and directors.

        The effect of these provisions would be to permit indemnification for liabilities arising under the Securities Act of 1933, as amended.

        Section 102(b)(7) of the Delaware Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of our directors to us or our stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article 10 of our certificate of incorporation eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

Item 16. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our registration statement on Form S-3, File No. 333-36657).
4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 of our annual report on Form 10-K for the year ended March 31, 2004).
4.3	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.3 to our registration statement on Form S-3, File No. 333-36657).
4.4	Amendment to our Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000 (incorporated herein by reference to our definitive proxy statement filed on July 13, 2000).
4.5	Specimen Certificate of Common Stock (incorporated herein by reference to our registration statement on Form S-1, Registration No. 33-14861).
4.6	Rights Agreement with our transfer agent, as Rights Agent dated as of August 13, 1997, including the Form of Rights Certificate attached as Exhibit A (incorporated herein by reference to Exhibit 4 of our current report on Form 8-K, filed August 25, 1997).
4.7	Registration Rights and Stock Restriction Agreement dated as of May 10, 2005 by and among ABIOMED, Inc., Accelerated Technologies, Inc. as the stockholders' representative and the stockholders of Impella CardioSystems AG (incorporated herein by reference to Exhibit 10.1 of our current report on Form 8-K filed on May 16, 2005).
*5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
*23.2	Consent of Foley Hoag LLP.
*24.1	Power of Attorney.

*
Previously filed.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danvers, Massachusetts, on August 3, 2005.

ABIOMED, INC.
By:	/s/ CHARLES B. HAASER Charles B. Haaser Corporate Controller and Acting Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael R. Minogue	Chief Executive Officer, President and Director (Principal Executive Officer)	August 3, 2005
/s/ CHARLES B. HAASER Charles B. Haaser	Corporate Controller and Acting Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	August 3, 2005
* W. Gerald Austen	Director	August 3, 2005
* Paul B. Fireman	Director	August 3, 2005
* David Gottlieb	Director	August 3, 2005
* John F. O'Brien	Director	August 3, 2005
* Desmond H. O'Connell, Jr.	Director	August 3, 2005

* Dorothy E. Puhy	Director	August 3, 2005
* Henri A. Termeer	Director	August 3, 2005
*By:	/s/ CHARLES B. HAASER Charles B. Haaser Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our registration statement on Form S-3, File No. 333-36657).
4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 of our annual report on Form 10-K for the year ended March 31, 2004).
4.3	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.3 to our registration statement on Form S-3, File No. 333-36657).
4.4	Amendment to our Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000 (incorporated herein by reference to our definitive proxy statement filed on July 13, 2000).
4.5	Specimen Certificate of Common Stock (incorporated herein by reference to our registration statement on Form S-1, Registration No. 33-14861).
4.6	Rights Agreement with our transfer agent, as Rights Agent dated as of August 13, 1997, including the Form of Rights Certificate attached as Exhibit A (incorporated herein by reference to Exhibit 4 of our current report on Form 8-K, filed August 25, 1997).
4.7	Registration Rights and Stock Restriction Agreement dated as of May 10, 2005 by and among ABIOMED, Inc., Accelerated Technologies, Inc. as the stockholders' representative and the stockholders of Impella CardioSystems AG (incorporated herein by reference to Exhibit 10.1 of our current report on Form 8-K filed on May 16, 2005).
*5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
*23.2	Consent of Foley Hoag LLP.
*24.1	Power of Attorney.

*
Previously filed.

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Table of Contents
SUMMARY
About This Prospectus
About ABIOMED, Inc.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX